SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549


                               FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934




  Date of Report (Date of earliest event reported)    August 19, 1999





                   BPI PACKAGING TECHNOLOGIES, INC.
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)





   Delaware                   1-10648                 04-2997486
------------------          -------------          ----------------
(State of or other          (Commission            (IRS Employer
 jurisdiction of             File Number)           Identification
 incorporation)                                     Number)




455 Somerset Avenue, North Dighton, Massachusetts         02764
-------------------------------------------------       ----------
Address of principal executive offices)                 (Zip Code)




  Registrant's telephone number, including area code   (508) 824-8636




                                  N/A
        ------------------------------------------------------
        (Former name or address, if changed since last report)

ITEM 5.  OTHER EVENTS.

     On August 19, 1999, BPI Packaging Technologies, Inc. (the "Company") entered into a series of transactions in connection with the refinancing of the Company's indebtedness with LaSalle Business Credit, Inc. ("LaSalle"), and DGJ, L.L.C. ("DGJ"). LaSalle and the Company entered into a loan agreement which provides for a $4,000,000 revolving line of credit (the "Facility"). The Facility is secured by a first priority security interest in the Company's accounts receivable, inventory and certain other assets. DGJ is the lessor of substantially all the equipment used by the Company, under a capital lease, and holds a first priority security interest in the Company's equipment. LaSalle received a second priority security interest in the Company's equipment. Certain of the proceeds of the Facility were used to retire existing indebtedness owed by the Company to Franklin Capital Corporation ("Franklin"), while the remaining proceeds were used to retire other indebtedness of the Company and for working capital purposes. The Facility bears interest at a fluctuating rate equal to 1.5% per annum above the prime rate of LaSalle in effect from time to time. The Facility matures in three years.

     In addition, the Company and DGJ amended and restated that certain Promissory Note in the original principal amount of $3,200,000 (the "Note"), because the Company was unable to fulfill its financial obligations under the terms of the loan and lease documents by and between the Company and DGJ. To cure the defaults, the Company and DGJ restated the Note to include, in addition to the original principal and interest accrued thereunder, all amounts outstanding under: (i) the equipment loan made by DGJ to the Company as of March 1, 1999 in the original principal amount of $218,665; (ii) the series of advances made by Franklin to the Company during the second quarter of 1999 (which totaled approximately $900,000, and were reduced to approximately $660,000 after application of proceeds of the Facility), rights to repayment of which were subsequently assigned by Franklin to the Company; (iii) delinquent payments under the DGJ lease of approximately $570,000; and (iv) interest on the foregoing. The resulting balance of $4,773,584.88 was restated as the principal amount of a new promissory note (the "Amended and Restated Promissory Note").

     The Amended and Restated Promissory Note is in the original principal amount of $4,773,584.88 and is payable as follows: $3,200,000 of principal is due and payable on February 1, 2004 (or earlier by acceleration or otherwise), and $1,573,584.88 is due and payable on demand. The Amended and Restated Promissory Note bears interest at a rate of 10% per annum, and is secured by all the assets of the Company, subordinated to LaSalle except as to equipment.

                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                            BPI PACKAGING TECHNOLOGIES, INC.
                            (Registrant)



Date:  August 23, 1999      /s/ Hanspeter Schulz
                            -----------------------------------
                            By:        Hanspeter Schulz
                            Title:     President